As filed with the Securities and Exchange Commission on April 1, 2016

Registration No. 333-112311

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-3

UNDER

THE SECURITIES ACT OF 1933

AFFYMETRIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0319159
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3420 CENTRAL EXPRESSWAY

SANTA CLARA, CA 95051

(408) 731-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

SETH H. HOOGASIAN

PRESIDENT AND SECRETARY

AFFYMETRIX, INC.

3420 CENTRAL EXPRESSWAY

SANTA CLARA, CA 95051

(408) 731-5000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Affymetrix, Inc., a Delaware corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-3, Registration No. 333-112311, filed with the Securities and Exchange Commission on January 29, 2004, as amended on May 13, 2004 (the “Registration Statement”), registering the sale of $120,000,000 in aggregate principal amount of 0.75% Senior Convertible Notes due 2033 (the “Notes”) and 3,869,172 shares of the Registrant’s common stock, par value $0.01 per share, into which the Notes were convertible (the “Conversion Shares,” and together with the Notes, the “Securities”).

On January 8, 2016, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Thermo Fisher Scientific Inc., a Delaware corporation (“Thermo Fisher”), and White Birch Merger Co., a Delaware corporation and a wholly owned subsidiary of Thermo Fisher (“Merger Sub”), pursuant to which, on March 31, 2016, Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving company and a wholly owned subsidiary of Thermo Fisher (the “Merger”).

In connection with the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to its existing registration statements, including the Registration Statement. Accordingly, pursuant to the undertakings contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Securities registered that remain unsold at the termination of the offering, the Registrant is filing this post-effective amendment to the Registration Statement to deregister, and does hereby remove from registration, all Securities that had been registered under the Registration Statement that remain unsold as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts, on April 1, 2016.

AFFYMETRIX, INC.

By:	/s/ Seth H. Hoogasian
Name:	Seth H. Hoogasian
Title:	President and Secretary

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.